Q1 FY21 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
(206) 272-6208
r.gruening@f5.com

F5 Delivers 10% Revenue Growth in its First Quarter Fiscal Year 2021

SEATTLE, WA - January 26, 2021 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal first quarter ended December 31, 2020.
“Our customers depend on F5’s application security and delivery solutions to safely and reliably deliver the digital experiences that enable consumers everywhere to order groceries, conduct online banking, or stream videos from their phones, laptops, or tablets,” said François Locoh-Donou, F5’s President and CEO. “Our investments over the last several years have fueled innovation, enhancing our strategic position with customers at a time when they are experiencing explosive application growth, and contributing to our 10% revenue growth in the first quarter.”
First Quarter Performance Summary
First quarter fiscal 2021 GAAP revenue was $625 million, up from $569 million in the first quarter of fiscal year 2020. Non-GAAP revenue for the first quarter of fiscal year 2021 was $626 million, up from $569 million in the year ago period. Both GAAP and non-GAAP revenue for the first quarter of fiscal year 2021 reflect 10% growth compared to the first quarter of fiscal year 2020. Fiscal year 2021 first quarter revenue growth was driven by 70% software revenue growth, 5% systems revenue growth, and 1% global services revenue growth compared to the year ago period.
GAAP net income for the first quarter of fiscal year 2021 was $88 million, or $1.41 per diluted share compared to first quarter fiscal year 2020 GAAP net income of $99 million, or $1.62 per diluted share.
Non-GAAP net income for the first quarter of fiscal year 2021 was $161 million, or $2.59 per diluted share, compared to $155 million, or $2.55 per diluted share, in the first quarter of fiscal year 2020. Non-GAAP net income for the first quarter of fiscal year 2021 excludes $58 million in stock-based compensation, $18 million in acquisition-related charges, $11 million in amortization of purchased intangible assets, and $1 million in facility-exit costs.
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the second quarter of fiscal year 2021 ending March 31, 2021, F5 expects to deliver revenue in the range of $625 million to $645 million with non-GAAP earnings in the range of $2.32 to $2.44 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring

Q1 FY21 Earnings Release	Page 2 of 4
charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, January 26, 2021, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 5227009. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, past and future financial performance including revenue, operating targets, earnings and earnings per share ranges, demand for application security and delivery services, SaaS, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates Volterra’s or other acquired businesses', teams and technologies; F5’s ability to successfully integrate Volterra’s or other acquired businesses' products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell Volterra’s or other acquired businesses' product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of Volterra and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of the acquisition; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Q1 FY21 Earnings Release	Page 3 of 4
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and

Q1 FY21 Earnings Release	Page 4 of 4
earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5 Networks

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$1,026,829	$849,556
Short-term investments	346,515	360,333
Accounts receivable, net of allowances of $3,356 and $3,105	346,670	296,183
Inventories	26,455	27,898
Other current assets	283,341	259,506
Total current assets	2,029,810	1,793,476
Property and equipment, net	215,649	229,239
Operating lease right-of-use assets	286,044	300,680
Long-term investments	88,753	102,939
Deferred tax assets	47,236	45,173
Goodwill	1,863,892	1,858,966
Other assets, net	367,955	347,447
Total assets	$4,899,339	$4,677,920
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$57,542	$64,472
Accrued liabilities	305,792	321,398
Deferred revenue	936,640	883,134
Current portion of long-term debt	19,275	19,275
Total current liabilities	1,319,249	1,288,279
Deferred tax liabilities	1,965	602
Deferred revenue, long-term	422,185	389,498
Operating lease liabilities, long-term	328,468	338,715
Long-term debt	364,229	369,047
Other long-term liabilities	61,653	59,511
Total long-term liabilities	1,178,500	1,157,373
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 61,632 and 61,099 shares issued and outstanding	386,236	305,453
Accumulated other comprehensive loss	(17,855)	(18,716)
Retained earnings	2,033,209	1,945,531
Total shareholders’ equity	2,401,590	2,232,268
Total liabilities and shareholders’ equity	$4,899,339	$4,677,920

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2020	2019
Net revenues
Products (1)	$288,045	$234,536
Services	336,572	334,769
Total	624,617	569,305
Cost of net revenues (2)(3)(4)(5)
Products	67,038	42,118
Services	47,941	46,524
Total	114,979	88,642
Gross profit	509,638	480,663
Operating expenses (2)(3)(4)(5)
Sales and marketing	214,546	195,519
Research and development	114,191	96,005
General and administrative	63,153	59,004
Restructuring charges	—	7,800
Total	391,890	358,328
Income from operations	117,748	122,335
Other (loss) income, net	(683)	5,220
Income before income taxes	117,065	127,555
Provision for income taxes	29,387	29,028
Net income	$87,678	$98,527

Net income per share — basic	$1.43	$1.62
Weighted average shares — basic	61,440	60,649

Net income per share — diluted	$1.41	$1.62
Weighted average shares — diluted	62,282	60,815

Non-GAAP Financial Measures
Net income as reported	$87,678	$98,527
Acquisition-related write-downs of assumed deferred revenue	1,283	—
Stock-based compensation expense	58,069	47,661
Amortization of purchased intangible assets	10,706	4,588
Facility-exit costs	1,336	1,757
Acquisition-related charges	17,665	8,266
Restructuring charges	—	7,800
Tax effects related to above items	(15,273)	(13,234)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges and restructuring charges (non-GAAP) - diluted	$161,464	$155,365

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges and restructuring charges (non-GAAP) - diluted	$2.59	$2.55

Weighted average shares - diluted	62,282	60,815

(1) GAAP net product revenues	$288,045	$234,536
Acquisition-related write-downs of assumed deferred revenue	1,283	—
Non-GAAP net product revenues	289,328	234,536
GAAP net service revenues	336,572	334,769
Acquisition-related write-downs of assumed deferred revenue	—	—
Non-GAAP net service revenues	336,572	334,769
Total non-GAAP net revenues	$625,900	$569,305

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,342	$5,489
Sales and marketing	25,243	21,766
Research and development	14,987	11,202
General and administrative	10,497	9,204
	$58,069	$47,661

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$7,382	$3,097
Sales and marketing	2,749	961
General and administrative	575	530
	$10,706	$4,588

(4) Includes facility-exit costs as follows:
Cost of net revenues	$172	$321
Sales and marketing	406	686
Research and development	334	745
General and administrative	424	5
	$1,336	$1,757

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$2,490	$—
Sales and marketing	4,771	409
Research and development	4,393	34
General and administrative	6,011	7,823
	$17,665	$8,266

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2020	2019
Operating activities
Net income	$87,678	$98,527
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	58,069	47,661
Depreciation and amortization	27,660	18,979
Non-cash operating lease costs	9,698	8,703
Deferred income taxes	(694)	(1,714)
Impairment of assets	6,873	—
Other	307	(31)
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(54,416)	(32,683)
Inventories	1,443	2,020
Other current assets	(23,250)	(5,494)
Other assets	(26,654)	2,011
Accounts payable and accrued liabilities	(23,925)	(23,606)
Deferred revenue	86,193	39,856
Lease liabilities	(11,619)	(10,217)
Net cash provided by operating activities	137,363	144,012
Investing activities
Purchases of investments	(42,765)	(180,557)
Maturities of investments	69,352	150,697
Sales of investments	—	22,764
Acquisition of businesses, net of cash acquired	(1,247)	—
Purchases of property and equipment	(4,697)	(22,304)
Net cash provided by (used in) investing activities	20,643	(29,400)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	27,196	20,959
Payments on term debt agreement	(5,000)	—
Taxes paid related to net share settlement of equity awards	(4,481)	—
Net cash provided by financing activities	17,715	20,959
Net increase in cash, cash equivalents and restricted cash	175,721	135,571
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,655	820
Cash, cash equivalents and restricted cash, beginning of period	852,826	602,254
Cash, cash equivalents and restricted cash, end of period	$1,030,202	$738,645
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$15,032	$12,707
Cash paid for interest on long-term debt	1,370	—
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$1,614	$394,315